UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Sysco Corporation (Exact Name of Registrant as Specified in Its Charter)	Sysco Holdings Corporation (Exact Name of Registrant as Specified in Its Charter)
Delaware (State of Incorporation or Organization)	Delaware (State of Incorporation or Organization)
74-1648137 (I.R.S. Employer Identification No.)	42-1897852 (I.R.S. Employer Identification No.)
1390 Enclave Parkway, Houston, TX 77077-2099 (281) 584-1390 (Address of principal executive offices) (Zip code)	1390 Enclave Parkway, Houston, TX 77077-2099 (281) 584-1390 (Address of principal executive offices) (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

6.000% Junior Subordinated Notes due 2056	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-298926

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Sysco Corporation and Sysco Holdings Corporation (each, an “Issuer” and together, the “Issuers”) have filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated September 22, 2026 (the “Prospectus Supplement”) to a prospectus dated September 14, 2026 contained in the Issuers’ effective Registration Statement on Form S-3 (Registration No. 333-298926) (the “Registration Statement”), which Registration Statement was filed with the Commission on September 14, 2026 (the “Prospectus”), relating to the securities to be registered hereunder. The Issuers incorporate by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1. Description of Registrants’ Securities to be Registered.

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Junior Subordinated Notes” in the Prospectus Supplement and “Description of Debt Securities and Guarantees” in the Prospectus.

Item 2. Exhibits.

Exhibit Number	Description of Exhibit
4.1	Base Indenture, dated as of October 6, 2026, by and among the Issuers, the guarantors thereto and U.S. Bank Trust Company, National Association, as trustee, incorporated by reference to Exhibit 4.2 to the current report on Form 8-K filed on October 6, 2026 (File No. 1-6544).
4.2	First Supplemental Indenture, dated as of October 6, 2026, by and among the Issuers, the guarantors thereto and U.S. Bank Trust Company, National Association, as trustee (including the Form of 6.000% Junior Subordinated Note due 2056), incorporated by reference to Exhibit 4.4 to the current report on Form 8-K filed on October 6, 2026 (File No. 1-6544).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Sysco Corporation (Registrant)

	By:	/s/ Andrew Wurdack
Andrew Wurdack
Vice President, Securities and Corporate Governance & Assistant Secretary

Sysco Holdings Corporation (Registrant)

Date: October 6, 2026	By:	/s/ Andrew Wurdack
Andrew Wurdack
Secretary